Exhibit 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2016 RESULTS

PEORIA, ILLINOIS, January 25, 2017 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2016 net earnings of $32.2 million ($0.72 per share), compared to $33.9 million ($0.76 per share) for the fourth quarter of 2015. For the year ended December 31, 2016, net earnings were $114.9 million ($2.59 per share), compared to $137.5 million ($3.12 per share) for the 2015 fiscal year. Operating earnings for the fourth quarter of 2016 were $24.9 million ($0.56 per share) compared to $24.6 million ($0.56 per share) for the same period in 2015. For the year ended December 31, 2016, operating earnings were $92.4 million ($2.08 per share) compared to $111.7 million ($2.53 per share) for the 2015 fiscal year.

	Fourth Quarter		Full Year
Earnings Per Diluted Share	2016	2015	2016	2015
Net earnings	$0.72	$0.76	$2.59	$3.12
Operating earnings (1)	$0.56	$0.56	$2.08	$2.53

(1) See discussion below of non-GAAP and performance measures.

Highlights for the quarter included:

•	Underwriting income of $18.2 million, resulting in a combined ratio of 90.3.
•	3% growth in gross premiums written.
•	Favorable development in prior years’ loss reserves resulting in a $12.2 million net increase to underwriting income.
•	Losses from Hurricane Matthew resulting in a $6.6 million net decrease to underwriting income.
•	Special dividend of $2.00 per share, representing $87.9 million returned to shareholders.

Highlights for the year included:

•	Underwriting income of $76.1 million, resulting in a combined ratio of 89.5.
•	2% growth in gross premiums written.
•	Favorable development in prior years’ loss reserves resulting in a $36.4 million net increase to underwriting income.
•	21st consecutive year of a combined ratio below 100.
•	Book value per share of $18.74, an increase of 14% from year end 2015, inclusive of dividends.

“I am pleased to report that 2016 was another excellent year for RLI,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “In addition to growing our top line, we reported an 89.5 combined ratio for the year, marking our 12th consecutive year of achieving a combined ratio below 90. We returned over $120 million to our shareholders in the form of regular and special dividends, bringing the total amount returned to shareholders over the past 10 years to more than $1.2 billion. RLI’s track record of profitability is a testament to our talented underwriters and associates, who continue to provide great service to our customers, identify market opportunities and remain highly disciplined in the selection and pricing of risks. We congratulate and thank our team for their strong performance and for delivering value to our shareholders.”

Underwriting Income

RLI achieved $18.2 million of underwriting income in the fourth quarter of 2016 on a 90.3 combined ratio, compared to $22.5 million of underwriting income on an 87.4 combined ratio in the same quarter for 2015.

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For the year, RLI achieved $76.1 million of underwriting income on an 89.5 combined ratio, compared to $108.6 million of underwriting income on an 84.5 combined ratio in 2015. Results for both years include favorable development in prior years’ loss reserves which totaled $36.4 million and $60.6 million for 2016 and 2015, respectively.

The following table highlights annual underwriting income and combined ratios by segment.

Underwriting Income (1)			Combined Ratio (1)
(in millions)	2016	2015		2016	2015
Casualty	$36.3	$46.3	Casualty	92.0	88.8
Property	12.8	29.0	Property	91.6	83.1
Surety	27.0	33.3	Surety	77.8	71.5
Total	$76.1	$108.6	Total	89.5	84.5

(1) See discussion below of non-GAAP and performance measures.

Other Income

RLI’s net investment income for the quarter fell 4.4% to $13.2 million, compared to the same period in 2015. For the year ended December 31, 2016, investment income was $53.1 million versus $54.6 million for the same period in 2015. The investment portfolio’s total return was -1.2% for the quarter. The bond portfolio’s return was -2.3% in the quarter, while the equity portfolio’s return was 3.9%. For the year ended December 31, 2016, the investment portfolio’s total return was 5.7% with the bond portfolio returning 3.2% and equities returning 16.3%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were -$2.9 million for the quarter (-$0.06 per share) compared to $34.9 million ($0.79 per share) for the same quarter in 2015. Full-year comprehensive earnings were $113.8 million ($2.56 per share), compared to $89.9 million ($2.04 per share) in 2015.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was -$0.1 million (reflecting seasonal sales results)  and offset $0.1 million of earnings from Prime Holdings Insurance Services, Inc., a specialty E&S insurance company. For the year ended December 31, 2016, equity in earnings of unconsolidated investees from Maui Jim and Prime was $9.7 million and $1.1 million, respectively, compared to $9.9 million and $1.0 million in 2015 from Maui Jim and Prime, respectively. During the quarter, RLI received a $9.9 million dividend from Maui Jim, which resulted in a tax benefit on dividends received from affiliates of $2.8 million ($0.06 per share).

Special and Regular Dividends

On December 23, 2016, RLI paid a special cash dividend of $2.00 per share, resulting in a tax benefit of $2.4 million ($0.05 per share) as dividends to the ESOP are fully deductible, and a regular quarterly dividend of $0.20 per share for a combined total of $96.7 million.  RLI has paid dividends for 162 consecutive quarters and increased regular dividends in each of the last 41 years. Over the last 10 years, the company’s regular quarterly dividend has grown an average of 7.2% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

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Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses) and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2016 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies to help users of their financial information to better understand company performance.

Other News

At 10 a.m. central standard time (CST) tomorrow, January 26, 2017, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://edge.media-server.com/m/p/ohgjem7s.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2015.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 41 consecutive years and delivered underwriting profits for 21 consecutive years. To learn more about RLI and its 50-year history of financial strength, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2016	2015	2016	2015
		4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share (1)		$0.56	$0.56	$2.08	$2.53

Specific items included in operating earnings per share: (2) (3)
•	Favorable development in casualty prior years' reserves	$0.23	$0.06	$0.48	$0.63
•	Favorable (unfavorable) development in property prior years' reserves	$(0.02)	$0.02	$(0.02)	$0.07
•	Favorable (unfavorable) development in surety prior years' reserves	$(0.01)	$0.02	$0.08	$0.16
•	Catastrophe impact
	▪ 2016 storms	$(0.10)	$-	$(0.20)	$-
	▪ 2015 and prior events	$(0.01)	$(0.01)	$-	$(0.12)
•	Gain from tax benefit of special dividend to ESOP (4)	$0.05	$0.06	$0.05	$0.06
•	Gain from tax benefit applicable to Maui Jim dividend (5)	$0.06	$-	$0.06	$-

(1)	See discussion above of non-GAAP and performance measures.
(2)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)	Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.
(5)

As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$187,869	$179,371	4.7%	$728,608	$700,161	4.1%
Net investment income	13,153	13,754	(4.4)%	53,075	54,644	(2.9)%
Net realized gains	11,283	14,207	(20.6)%	34,645	39,829	(13.0)%
Consolidated revenue	$212,305	$207,332	2.4%	$816,328	$794,634	2.7%

Loss and settlement expenses	$90,438	$80,584	12.2%	$349,778	$299,045	17.0%
Policy acquisition costs	65,087	62,113	4.8%	249,612	241,078	3.5%
Insurance operating expenses	14,143	14,183	(0.3)%	53,093	51,480	3.1%
Interest expense on debt	1,856	1,856	0.0%	7,426	7,426	0.0%
General corporate expenses	2,785	2,887	(3.5)%	10,170	9,837	3.4%
Total expenses	$174,309	$161,623	7.8%	$670,079	$608,866	10.1%

Equity in earnings (loss) of
unconsolidated investees	10	(127)	-	10,833	10,914	(0.7)%

Earnings before income taxes	$38,006	$45,582	(16.6)%	$157,082	$196,682	(20.1)%
Income tax expense	5,819	11,729	(50.4)%	42,162	59,138	(28.7)%
Net earnings	$32,187	$33,853	(4.9)%	$114,920	$137,544	(16.4)%

Other comprehensive earnings (loss), net of tax	(35,062)	1,054	-	(1,164)	(47,609)	(97.6)%

Comprehensive earnings (loss)	$(2,875)	$34,907	-	$113,756	$89,935	26.5%

Operating earnings: (1)

Net earnings	$32,187	$33,853	(4.9)%	$114,920	$137,544	(16.4)%
Less: Realized gains	(11,283)	(14,207)	(20.6)%	(34,645)	(39,829)	(13.0)%
Income tax on realized gains	3,950	4,972	(20.6)%	12,126	13,939	(13.0)%
Operating earnings	$24,854	$24,618	1.0%	$92,401	$111,654	(17.2)%

Return on Equity:
Net earnings (trailing four quarters)				13.2%	16.1%
Comprehensive earnings (trailing four quarters)				13.1%	10.5%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000's)	44,398	44,335		44,432	44,131

Net earnings per share	$0.72	$0.76	(5.3)%	$2.59	$3.12	(17.0)%
Less: Realized gains	(0.25)	(0.32)	(21.9)%	(0.78)	(0.90)	(13.3)%
Income tax on realized gains	0.09	0.12	(25.0)%	0.27	0.31	(12.9)%
EPS from operations (1)	$0.56	$0.56	0.0%	$2.08	$2.53	(17.8)%

Comprehensive earnings per share	$(0.06)	$0.79	-	$2.56	$2.04	25.5%

Cash dividends per share - ordinary	$0.20	$0.19	5.3%	$0.79	$0.75	5.3%
Cash dividends per share - special	$2.00	$2.00	0.0%	$2.00	$2.00	0.0%

Net Cash Flow provided by Operations	$51,463	$31,219	64.8%	$174,463	$152,586	14.3%

(1) See discussion above of non-GAAP and performance measures.

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2016	2015	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,605,209	$1,538,110	4.4%
(amortized cost - $1,596,227 at 12/31/16)
(amortized cost - $1,518,156 at 12/31/15)
Equity securities	369,219	375,424	(1.7)%
(cost - $187,573 at 12/31/16)
(cost - $202,437 at 12/31/15)
Other invested assets	24,115	20,666	16.7%
Cash and cash equivalents	23,284	17,343	34.3%
Total investments and cash	$2,021,827	$1,951,543	3.6%

Premiums and reinsurance balances receivable	126,387	143,662	(12.0)%
Ceded unearned premiums	52,173	52,833	(1.2)%
Reinsurance balances recoverable on unpaid losses	288,224	297,844	(3.2)%
Deferred policy acquisition costs	73,147	69,829	4.8%
Property and equipment	54,606	47,102	15.9%
Investment in unconsolidated investees	72,240	70,784	2.1%
Goodwill and intangibles	64,371	71,294	(9.7)%
Other assets	24,658	30,574	(19.3)%
Total assets	$2,777,633	$2,735,465	1.5%

Unpaid losses and settlement expenses	$1,139,337	$1,103,785	3.2%
Unearned premiums	433,777	422,094	2.8%
Reinsurance balances payable	17,928	37,556	(52.3)%
Funds held	72,742	54,254	34.1%
Income taxes - deferred	64,494	63,993	0.8%
Bonds payable, long-term debt	148,741	148,554	0.1%
Accrued expenses	51,992	55,742	(6.7)%
Other liabilities	25,050	26,018	(3.7)%
Total liabilities	$1,954,061	$1,911,996	2.2%
Shareholders' equity	823,572	823,469	0.0%
Total liabilities & shareholders' equity	$2,777,633	$2,735,465	1.5%

OTHER DATA

Common shares outstanding (in 000's)	43,945	43,544

Book value per share	$18.74	$18.91	(0.9)%
Closing stock price per share	$63.13	$61.75	2.2%
Cash dividends per share - ordinary (annualized)	$0.79	$0.75	5.3%
Cash dividends per share - special	$2.00	$2.00	0.0%

Statutory Surplus	$859,976	$865,268	(0.6)%

RLI CORP.
2016 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$134,092		$40,322		$31,945		$206,359
Net premiums written	111,841		32,153		30,442		174,436
Net premiums earned	118,271		38,156		31,442		187,869
Net loss & settlement expenses	60,637	51.3%	21,664	56.8%	8,137	25.9%	90,438	48.1%
Net operating expenses	41,795	35.3%	17,571	46.1%	19,864	63.2%	79,230	42.2%
Underwriting income (loss) (1)	$15,839	86.6%	$(1,079)	102.9%	$3,441	89.1%	$18,201	90.3%

2015

Gross premiums written	$126,074		$42,735		$31,770		$200,579
Net premiums written	104,877		33,284		30,353		168,514
Net premiums earned	106,406		42,840		30,125		179,371
Net loss & settlement expenses	59,194	55.6%	17,537	40.9%	3,853	12.8%	80,584	44.9%
Net operating expenses	39,073	36.7%	18,498	43.2%	18,725	62.2%	76,296	42.5%
Underwriting income (loss) (1)	$8,139	92.3%	$6,805	84.1%	$7,547	75.0%	$22,491	87.4%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2016

Gross premiums written	$560,349		$186,136		$128,379		$874,864
Net premiums written	470,082		149,170		121,700		740,952
Net premiums earned	454,843		152,167		121,598		728,608
Net loss & settlement expenses	259,907	57.1%	71,350	46.9%	18,521	15.2%	349,778	48.0%
Net operating expenses	158,607	34.9%	67,985	44.7%	76,113	62.6%	302,705	41.5%
Underwriting income (loss) (1)	$36,329	92.0%	$12,832	91.6%	$26,964	77.8%	$76,125	89.5%

2015

Gross premiums written	$519,670		$208,370		$125,546		$853,586
Net premiums written	435,409		166,659		119,903		721,971
Net premiums earned	412,248		170,924		116,989		700,161
Net loss & settlement expenses	218,414	53.0%	69,851	40.9%	10,780	9.2%	299,045	42.7%
Net operating expenses	147,571	35.8%	72,048	42.2%	72,939	62.3%	292,558	41.8%
Underwriting income (loss) (1)	$46,263	88.8%	$29,025	83.1%	$33,270	71.5%	$108,558	84.5%

(1) See discussion above of non-GAAP and performance measures.